EXHIBIT 10.19

                            [SECURAC INC. LETTERHEAD]

January  7,  2005

HAND  DELIVERED                                       "Private and Confidential"

Mr.  Bernie  McNeill

Dear  Bernie;

Re:     Offer  of  Employment - Senior Vice President, Sales and Marketing North
America

It was a pleasure discussing your qualifications for employment with Securac Inc. (the "Company") on December 24th, 2004. Based on our discussion and the information you have provided, we believe you possess the skills, experience, and attitude to make the Company the premier provider of enterprise risk management (ERM) software, QA/QC Services business and other related services world-wide.

We are pleased to offer you employment with the Company as Senior Vice President Sales and Marketing North America, reporting to the Executive Vice President Sales. Your primary duties will include:

1. Assist in the design and ongoing execution of a targeted direct sales plan with the primary duty of growing the Securac Acertus GRC direct sales and professional services, resulting in signed contracts and revenue generating transactions.

2. Provide the leadership and management in the sales and marketing process. This area of responsibility will be to directly assist the Company in influencing customers which will result in license and/or consulting revenue generated from Company solutions:

     (a) manage and develop executive level relationships with Securac's North American customers, as well as, initiate, develop and execute on a joint marketing and sales go-to-market plan for 2005;

     (b) strengthen relationships between customers and different groups within Securac, including but not limited to Channel Partner Sales, Operations and Technical Support;

     (c) develop business plans and strategies for differentiation, market penetration and revenue/margin growth. Develop programs that will ensure dedication, commitment and focus to the Securac ERM solution; and

     (d) develop, track and manage opportunity forecasts with partners and conduct regular quarterly meetings to review progress, address issues and plan future joint activities.

3. Define, implement and manage on an ongoing basis the internal procedures, sales models, marketing programs, etc. which will result in zero conflict between the channel and direct sales for both services and product, as well as between internal Company professional services and partner services.

4.   Marketing  and  Sales  responsibilities  will  also  include:

     (a)  Marketing  Support:
          (i) Will drive the creation of consistent collateral including the website. Assist in authoring marketing materials for Securac;
          (ii) Messaging  -  create  clear,  concise  and  consistent  messaging demonstrating  we  are  thought  and  risk  industry  leaders;
          (iii)  Drive  our  product  marketing  including price, promotions and placement;
          (iv) Ensure all our marketing is linked including our product demonstrations and play a major role with bringing the Risk Governance and Acertus products together;
          (v) Coordinate and schedule Securac thought leaders on key events so we are recognized as risk industry leaders;
          (vi) Develop  an  integrated  sales  and marketing strategic plan; and
          (vii) Drive our corporate and product branding for sales positioning Securac IP for potential acquisition (wire the branding to quality, price and service).

     (b)  Sales  Support
          (i)  Assist  in  the  sales  process  mapping;
          (ii) Assist  in  training  and  software  demo  development  process;
          (iii)  Deliver  sales  and  marketing  pitches  to  executives
          (iv) Assist  in  implementing  sales  discipline  standards
          (v)  Assist  in  developing  implementation  strategies;  and
          (vi) Provide  Sales  Management  reporting  on  a  regular  basis.

5. Drive and achieve a direct combined sales quota of (CDN) $9,450,000.00 for the calendar year 2005, as follows:

     (a) direct the QA/QC Department of the Company (which is under the leadership of Michael Mooney) with a direct sales quota of (CDN) $4,000,000.00;

     (b) direct the Physical Risk Department (which is under the leadership of Terry Hoffman) with a direct sales quota of (CDN) $650,000.00; and

     (c) direct the Acertus GRC and Risk Governance product sales and services (which is currently part of the Sales Territory comprised of Kevin Canfield, George Balerna and Jim MacLean) with a direct sales quota of $4,800,000.00, with sales initially targeting the North American market. This direct combined sales quota will be reviewed annually.

6. Your duties and responsibilities will change from time to time as the Company grows and expands.

Other  terms  of  our  offer  of  employment  are:



--------------------------------------------------------------------------------
1. Start  Date           January 24th, 2005 (to be compensated for ten (10) days
                         of  assistance you provided at the beginning of January
                         2005).
--------------------------------------------------------------------------------
2. Position              Senior  Vice  President,  Sales  and  Marketing  North
                         America
--------------------------------------------------------------------------------
3. Base  Salary          (CDN)  $130,000.00 per annum ($10,833.33 per month) (to
                         be  reviewed  annually).
--------------------------------------------------------------------------------
4. Management  Bonus     In addition to the sales commission outlined below, the
                         Company  will  pay  you  an additional bonus should our
                         annual  sales  (sales  paid  by  the  client) exceed an
                         agreed  upon  amount.

                         For  2005,  the  Company  will  pay  you  a  bonus  of
                         $20,000.00  (CDN),  should  sales  booked  by the North
                         American  Sales  team  exceed  the  identified  revenue
                         targets  by  December 31, 2005. Thereafter, you will be
                         entitled to a management bonus based upon sales targets
                         and  criteria  provided  to  you  by  the Company on an
                         annual  basis.
--------------------------------------------------------------------------------
5. Sales Commission      (a)  1%  commission  paid  monthly  on all professional
                         services  gross  revenue  generated  through the direct
                         combined  sales  quota referred to in paragraph 5 above
                         (assumes  a  minimum  of  25%  gross  margin, pro-rated
                         accordingly).

                         (b) 3% commission paid on all North American gross license sales revenue generated (assumes a minimum of 40% gross margin, pro-rated accordingly).

                         (c) 5% commission paid on license sales generated by you (assumes a minimum of 40% gross margin, pro-rated accordingly).

                         The above commission rates will be reviewed annually by
                         the  Company  and  the  Company  reserves  the right to
                         adjust the commission rates after each annual review by
                         giving  you three (3) months' advance written notice of
                         the  changes.  Commission  will  not  be paid until the
                         Company  has  been  paid  by  the  client.  Should your
                         employment  with  the  Company cease, and regardless of
                         the  reason  for  cessation  of employment, the Company
                         will  pay  your  commission  (once the Company has been
                         paid)  provided that the sale was booked on or prior to
                         your  last  day  of actual employment with the Company.
--------------------------------------------------------------------------------
6.Share Purchase Options Subject  to  approval  of  the Stock Option Plan by the shareholders  at  the  Annual  General  Meeting  of the
                         Shareholders:

                         Time  Based  Option  Plan
                         -------------------------

                         10,000 share purchase options of the Company's publicly traded parent company at a strike price of fair market value on the effective date of the option agreement
                         ("Options"), fully vested upon becoming an employee of the Company;

                         10,000 Options, fully vested upon completion of six (6) months full-time employment with the Company; and

                         10,000 Options, fully vested upon completion of one (1) year's full-time employment with the Company.

                       Performance Based Option Plan (In addition to Time Based)
                       ---------------------------------------------------------

                         20,000 additional Options, upon achievement of $500,000 net new direct sales contribution (double share option amount if target achieved prior to March 30, 2005);

                         20,000 additional Options, upon achievement of $1,500,000 net direct sales contribution (double share option amount if target achieved prior to June 30,
                         2005);  and

                         30,000 additional Options, upon achievement of $3,000,000 net new direct sales contribution (double share option amount if target achieved prior to the anniversary date of this agreement).

                         All  Options  shall be exercised in accordance with the
                         Company's  Stock  Option  Plan  and  Stock  Option
                         Agreements.  Upon  cessation  of  employment,  and
                         regardless  of  the reason for cessation of employment,
                         you  will have ninety (90) days to exercise any Options
                         vested  as of the date of cessation employment. Options
                         will  not  continue vest after the date of cessation of
                         employment.
--------------------------------------------------------------------------------
7.  Perquisites          Participation  in  the  benefits plan will be effective
                         immediately  upon  becoming  a  full-time  employee.

                         Participation in other benefits will be effective immediately and will include paid statutory Canadian holidays and reimbursement of all pre-approved business expenses (i.e. cell phone, mileage, travel expenses, etc.).

                         All  benefits  of  employment, including short and long
                         term  disability  coverage,  will cease as of your last
                         day  of  active  employment  with  the  Company and the
                         Company will not have any liability for any damages you
                         sustain  as  a  result  of  the  cessation of benefits.
--------------------------------------------------------------------------------
8.  Annual  Vacation     You  will  be  entitled to vacation on a pro rata share
                         calculated  on  the  basis  of  three  (3)  weeks  paid
                         vacation  per  year.
--------------------------------------------------------------------------------
9.  Employment Agreement A  definitive agreement will be drafted and provided to you.
--------------------------------------------------------------------------------
10. Probation  Period    During  the  first  three (3) months of your employment
                         with  the  Company,  the  Company  can  terminate  your
                         employment at any time for any reason, by providing you
                         with  two  (2)  weeks advance working notice, or at the
                         discretion  of  the Company, by immediately terminating
                         your  employment  and  providing  you  with a severance
                         amount equal to two (2) weeks of your then Base Salary.
                         You  would  not  be  entitled  to any further severance
                         compensation  if  your employment was terminated during
                         the  Probation  Period.
--------------------------------------------------------------------------------
11.  Resignation         You  can  resign  at any time from your employment with
                         the  Company  by  providing  the  Company  with one (1)
                         months advance written notice of your resignation date.

                         The  Company can immediately terminate your employment,
                         at  any time, without any severance compensation, for a
                         reason  that  constitutes  just  cause.
--------------------------------------------------------------------------------
12.  Termination         After  the Probation Period, and for a reason that does
                         not  constitute just cause, the Company can immediately
                         terminate  your  employment  by  providing  you  with a
                         severance  amount  equal  to one (1) month Base Salary,
                         plus  an  additional one (1) month Base Salary for each
                         completed  year  of  employment  with the Company after
                         January 24th, 2005. Upon payment of the above severance
                         amount,  the  Company would have no further obligations
                         to  you  for severance, termination pay, or pay in lieu
                         of  notice.
--------------------------------------------------------------------------------
13.  Confidentiality     As  a  term  of your employment you will be required to
                         enter  into  a  confidentiality  and  non-disclosure
                         agreement.
--------------------------------------------------------------------------------


If you find this offer acceptable, please sign this letter and return it to our offices before 18:00 MST January 12th, 2005. By accepting this offer, you are acknowledging that you are not bound by any non-compete restrictions with any organization which would restrict the fulfillment of the terms of employment with the Company and you further acknowledge that in partial consideration of employment you will execute an Employment Agreement to follow. This offer will expire at 18:00 MST January 12th, 2005.

Bernie, we are confident that this position will offer you an opportunity to make a significant contribution to the success of the Company.

Yours  truly,

SECURAC  INC.


Per:     /s/  Terry  W.  Allen
         ---------------------
     Terry  W.  Allen,
     Chief  Executive  Officer

I acknowledge that I have read this letter, understand it fully, and I accept employment with Securac Inc. on the terms and conditions set out above.

/s/  Bernie  McNeill
--------------------
Bernie  McNeill      Date:  January  12,  2005

SCHEDULE  "A"
TO  THE  OFFER  OF  EMPLOYMENT
DATED  JANUARY  7,  2005  BETWEEN
BERNIE  McNEILL  and  SECURAC  INC.

EMPLOYEE  CONFIDENTIAL  INFORMATION  AND
INVENTIONS  AGREEMENT

In partial consideration and as a condition of my employment or continued employment with SECURAC INC. (which together with any subsidiary, affiliate, or successor is hereinafter referred to as the "Company"), and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

1. Non-competition. During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of the Company and will not, without the prior written approval of (i) an officer of the Company if I am not an executive officer of the Company or (ii) the Board of Directors of the Company if I am an executive officer of the Company,
     (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company, or
     (c) for six (6) months following termination of employment, directly or indirectly participate in or assist any business which is a current or potential supplier or customer of the Company or for any organization that we are currently in negotiations with for the provision of services or have an open RFP with.

2. Non-solicitation. During the term of my employment by the Company, and for one (1) year following the cessation of such employment, howsoever caused, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of the Company, either on my own behalf or on behalf of any other person or entity.

3.   Confidentiality  Obligation.  I  will  hold  all  Company  Confidential
     Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of the Company. "Confidential Information" is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, mask works, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities, or financial statements.

4. Information of Others. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

5. Company Property. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, I will promptly deliver all such materials to the Company and will sign and deliver to the Company the "Termination Certificate" attached hereto as Exhibit A.

6. Ownership of Inventions. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of the Company or from access to the Company Confidential
     Information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively "Inventions") shall be the property of the Company, and, to the extent permitted by U.S. law, shall be "works made for hire." I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four (4) years after, I will assist the Company (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

7. Excluded Inventions. Attached hereto as Exhibit B is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by the Company.

8. Patent Applications. If the Company files an original Canadian or United States patent application covering any invention of which I am a named inventor, I will receive an inventor's fee of $100.

9. Prior Contracts. I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

10. Agreements with the United States Government and Other Third Parties. I acknowledge that the Company from time to time may have agreements with other persons or with the United States or Canadian Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

11.     Miscellaneous.

(A) Enforcement. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

(B) Injunctive Relief; Consent to Jurisdiction. I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the Province of Alberta for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

(C) Arbitration. I further agree that the Company, at its option, may elect to submit any dispute or controversy arising out of or related to this Agreement for final settlement by arbitration conducted in Alberta, Canada, in accordance with the then existing rules of the Arbitration Act (Alberta), and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.

(D) Legal Fees. If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non prevailing party shall pay all costs and expenses of the prevailing party.

(E) Waiver. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

(F) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

(G) Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

(H) Entire Agreement; Modifications. This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

IN WITNESS WHEREOF, I have executed this Employee Confidential Information and Inventions Agreement as of the 12th day of January, 2005.

                                 /s/  Bernie  McNeill
                                 --------------------
                                 Signature

Employee's  Name:                Bernie  McNeill
Address:
Email:



Receipt  Acknowledged:           SECURAC  INC.
                           Per:  /s/  Paul  James  Hookham
                                 -------------------------
                                 Paul  James  Hookham,
                                 Chief  Financial  Officer

                                    EXHIBIT A
                            TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Securac Pacific INC., its parent company, subsidiaries, affiliates, successors, or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Employee Confidential Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date:____________________

                      ---------------
                      Signature
Employee's  Name:     Bernie  McNeill

                                    EXHIBIT B
                    LIST OF ALL INVENTIONS, IMPROVEMENTS, AND
                          ORIGINAL WORKS OF AUTHORSHIP

           Title     Date     Identifying Number or Brief Description
---------------------------------------------------------------------
N/A

(Please  mark  N/A  if  not  applicable)

Date:  January  12,  2005.
                             /s/  Bernie  McNeill
                             --------------------
                             Signature
Employee's  Name:            Bernie  McNeill